Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

WILLIAM H. BARTELS, Plaintiff, v. SPAR GROUP, INC., Defendant.	) ) ) ) ) ) ) ) )	C.A. No. __________

VERIFIED COMPLAINT FOR ADVANCEMENT

Plaintiff William H. Bartels (“Plaintiff” or “Mr. Bartels”), by and through his undersigned counsel, alleges for his Verified Complaint against SPAR Group, Inc. (“SGRP” or the “Company”), a Delaware corporation, as follows:

 NATURE OF THE ACTION

1.    Plaintiff brings this action pursuant to 8 Del. C. § 145(k) to remedy SGRP’s wrongful refusal to advance to Mr. Bartels the legal fees and expenses that he has incurred and continues to incur in connection with pending litigation. Mr. Bartels is named as a defendant in litigation pending before this Court, captioned SPAR Group, Inc. v. Robert G. Brown and William H. Bartels, C.A. No. 2018-0650-MTZ (the “Delaware Litigation”). In the Delaware Litigation, SGRP asserts claims against Mr. Bartels both in his capacity as an officer and director of the Company, as well as a controlling stockholder.

2.    As set forth below, the Company’s Amended and Restated Bylaws (the “Bylaws”) have at all relevant times included a broad mandatory advancement provision requiring the Company to advance expenses (including attorneys’ fees) to current and former officers and directors to the fullest extent permitted by Delaware law. Despite its clear obligation to Mr. Bartels as an officer and director in the Bylaws, the Company now refuses to advance any fees or expenses to Mr. Bartels in connection with the Delaware Litigation, claiming that Plaintiff was only sued in his capacity as a controlling stockholder. However, SGRP’s purported basis for avoiding its advancement obligations is directly contradicted by the allegations of its very own Complaint, in which SGRP not only sought to have this Court exercise jurisdiction over Mr. Bartels for his actions as an officer and director, but also expressly asserted claims against Plaintiff for allegedly breaching his fiduciary duties owed “as an officer and director.”

3.    Accordingly, Plaintiff is entitled to the entry of an Order specifically enforcing SGRP’s mandatory advancement obligation and awarding Plaintiff the fees and costs that he has incurred in the Delaware Litigation as well as those incurred in enforcing the advancement right in this litigation.

THE PARTIES

4.    Plaintiff William H. Bartels is the Vice Chairman of the board of directors and an officer of SGRP. Mr. Bartels has served in these capacities since 1999.

5.    Defendant SPAR Group, Inc. is a Delaware corporation with its principal executive offices in White Plains, New York. SGRP is an international merchandising and marketing services company.

FACTUAL BACKGROUND

A.    Mr. Bartels’ Rights to Advancement

6.    The Company’s Bylaws contain a broad, mandatory advancement provision that requires SGRP to advance expenses (including attorneys’ fees) to current and former officers and directors to the fullest extent permitted by Delaware law. Specifically, Section 6.06 provides:

Right to Advancement of Expenses. The Indemnification Rights of each Indemnitee shall include the right to have the Corporation advance the Expenses actually and reasonably incurred in defending any Proceeding in advance of its final disposition (“Expense Advances”); provided, however, that the Indemnitee shall execute and deliver a Reimbursement Agreement to and with the Corporation if and to the extent the DGCL requires such a Reimbursement Agreement under the circumstances. The Corporation shall not require collateral or other security or the support of any spouse or other surety (whether by co-signature, endorsement or otherwise) for any of the Indemnitee’s obligations under any such Reimbursement Agreement.

The advancement rights are granted to any “Indemnitee who was or is made a party or who is threatened to be made a party to or who is otherwise involved in any Proceeding by reason of the Indemnitee’s position with the Corporation . . . in each case irrespective of whether the basis of such proceeding is alleged action in any such official capacity, in any other capacity while serving in any such official capacity or otherwise.”

7.    In addition, Section 6.12 provides that an indemnitee is entitled to reimbursement of the fees and expenses incurred in enforcing advancement rights.

B.    The Delaware Litigation

8.    On September 4, 2018, the Company filed the Delaware Litigation against Mr. Bartels and Robert G. Brown. The Company subsequently filed the Amended Complaint on September 21, 2018. The Amended Complaint brought claims against Mr. Bartels for breach of fiduciary duty and conspiracy in his capacity as a director and officer. The Delaware Litigation remains pending, and Mr. Bartels continues to incur legal fees in connection with his defense of that action. Mr. Bartels’ expenses in the Delaware Litigation fall squarely within the advancement provision of the Company’s Bylaws.

9.    The Amended Complaint specifically identifies the fiduciary duties owed by Mr. Bartels as an officer and director of the Company and purports to establish personal jurisdiction over Mr. Bartels based upon those duties. For example, it alleges:

This Court has personal jurisdiction over Bartels pursuant to 8 Del. C. § 3114(a) because (i) he is – and has been since 1999 – an officer and director of SGRP who owes a fiduciary duty of loyalty to the Company, (ii) he engaged in the conduct alleged herein while as an officer and director of SGRP, and (iii) the conduct alleged herein constitutes a breach of Bartels’ duty of loyalty owed to the Company as an officer and director.

Am. Compl. ¶ 12 (emphasis added).

10.    Further, SGRP expressly alleges in the Amended Complaint that Mr. Bartels breached his fiduciary duties, including his duties as an officer and director, to the Company and its minority stockholders. See id. at ¶ 93 & 92 (“As an officer and director of the Company, Bartels owes a fiduciary duty of loyalty to the Company and its minority stockholders.”)(emphasis added).

C.    Mr. Bartels’ Demand for Advancement

11.    On November 2, 2018, Mr. Bartels’ counsel wrote to the Company on behalf of Mr. Bartels and demanded advancement for Mr. Bartels’ expenses in connection with the Delaware Litigation. This demand letter included an undertaking signed by Mr. Bartels whereby he agreed to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by the Company. Ex. A.

12.    On November 12, 2018, Mr. Bartels received a response from Eric McCarthey, the chairman of the Audit Committee, denying Mr. Bartels request for advancement. Ex. B. According to Mr. McCarthey, Mr. Bartels is not entitled to advancement because he was sued as a majority stockholder and not as a director or officer. Id.

13.    However, as explained above, SGRP purported basis for denying advancement is refuted by SGRP’s Amended Complaint. Not only did SGRP purport to rely upon allegations that Mr. Bartels violated his fiduciary duty as an officer and director as a basis for exercising personal jurisdiction, but SGRP also expressly included in the Amended Complaint a claim that Mr. Bartels allegedly breached the fiduciary duties he owed as a director and officer. The fact that Amended Complaint also includes a claim against Mr. Bartels in his capacity as a controlling stockholder in no way affects his entitlement to advancement as an officer and director.

14.    The Company has breached its obligations to Mr. Bartels under the Bylaws by rejecting his demand for advancement.

COUNT I

(Specific Enforcement of Advancement Obligation Under Bylaws)

15.    Plaintiff repeats and realleges the foregoing allegations set forth herein.

16.    Mr. Bartels is an officer and director of the Company entitled to advancement of all expenses and costs, including legal fees, incurred in connection with the Delaware Litigation because he was sued in his capacity as an officer and director.

17.    Mr. Bartels has complied with his obligations in connection with obtaining advancement by sending a written demand and executing the required undertaking.

18.    Mr. Bartels has incurred, and will continue to incur, expenses and costs (including attorneys’ fees) that are subject to advancement under the Bylaws.

19.    Mr. Bartels is therefore entitled to the entry of an Order declaring that he is entitled to advancement under the Bylaws for all fees and expenses he has incurred and will continue to incur in connection with the Delaware Litigation and compelling the Company to promptly pay all unpaid fees to date, plus interest.

20.    Plaintiff has no adequate remedy at law

COUNT II

(Specific Enforcement Of Fees on Fees Obligation)

21.    Plaintiff repeats and realleges the foregoing allegations as if set forth herein.

22.    Mr. Bartels has incurred attorneys’ fees and expenses in enforcing and protecting his rights to advancement, including by commencing this action.

23.    Both Delaware law and Section 6.12 of the Bylaws entitle Mr. Bartels to fees and expenses incurred in enforcing his rights to advancement.

24.    Mr. Bartels, therefore, is entitled to an Order awarding him “fees on fees” in enforcing his rights to advancement in this action, plus interest.

25.    Plaintiff has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff respectfully requests that this Court enter an Order:

a)	Declaring that Mr. Bartels is entitled to advancement of his legal fees and expenses incurred in connection with defending the Delaware Litigation;

b)	Specifically enforcing the obligation of the Company under the Bylaws to advance Mr. Bartels fees and expenses in connection with the Delaware Litigation;

c)	Compelling the Company to pay those fees and expenses on Mr. Bartels’ behalf in accordance with the terms of the Bylaws, including pre-judgment and post-judgment interest on such fees and expenses, and declaring that payment must be made within thirty (30) days of receiving a redacted invoice and certification by Mr. Bartels’ counsel;

d)	Awarding Mr. Bartels his legal fees and expenses incurred in prosecuting this action and ordering the Company to pay those fees and expenses to Mr. Bartels, including pre-judgment and post-judgment interest on such fees and expense; and

e)	Granting such other and further relief as the Court deems just and proper.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Elizabeth A. Mullin
David J. Teklits (#3221)
Elizabeth A. Mullin (#6380)
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899-1347
(302) 658-9200
Attorneys for Plaintiff

November 28, 2018